Exhibit 99.1

Antero Resources Announces Third Quarter 2026 Financial and Operating Results

Denver, Colorado, October 28, 2026—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced its third quarter 2026 financial and operating results. The relevant consolidated financial statements are included in Antero Resources’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Highlights:

•	Net production was a company record at over 4.2 Bcfe/d, an increase of 23% from the year ago period
•	Net income was $367 million and Adjusted Net Income was $256 million (Non-GAAP)
•	Adjusted EBITDAX was $634 million (Non-GAAP), an increase of 99% compared to the prior year period
•	Net cash provided by operating activities was $575 million
•	Adjusted Free Cash Flow was $215 million (Non-GAAP), an increase of 137% compared to the year ago period
•	Total cash operating costs were below the low end of the guidance range at $2.05 per Mcfe, a decrease of $0.39 per Mcfe, or 16%, from the year ago period
•	Purchased 1.6 million shares for approximately $56 million
•	Completed longest horizontal lateral length in company history at approximately 25,000 feet

Strategic Updates:

•	Completed 265 MMcf/d of premium priced supply contracts tied to growing in-basin demand at Clarington, Ohio
•	Optimized 400 MMcf/d of firm transportation in the third quarter of 2026; targeting 1 Bcf/d of optimization in 2027

Michael Kennedy, CEO and President of Antero Resources commented, “It has been a remarkable year for Antero. Over the last twelve months we have grown our net production by nearly 1 Bcfe/d though accretive transactions and efficiency gains. We also reduced our cost structure by approximately $0.40 per Mcfe, driving higher margins for our business. We accomplished all of this while also reducing our share count by over 5 million shares and maintaining leverage at approximately 1.0x. We believe our business strategy of product diversity, reduced cost structure and prudent hedging will decrease earnings volatility and drive peer-leading Free Cash Flow per share growth.”

Brendan Krueger, CFO of Antero Resources said, “In just the first year of our margin enhancement initiative, we have made substantial progress. For the third quarter of 2026, we reduced our cash cost structure to $2.05 per Mcfe, compared to $2.44 per Mcfe in the third quarter of 2025, a decrease of $0.39 per Mcfe. This drove a 27% improvement in our unhedged EBITDAX margin to $1.28 per Mcfe for the third quarter of 2026 from $1.01 per Mcfe in the third quarter of 2025. This increase in margin was achieved despite NYMEX natural gas prices declining 4%.”

For a discussion of the non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDAX, Adjusted Free Cash Flow and Net Debt please see “Non-GAAP Financial Measures.”

Margin Enhancement Update

During the third quarter Antero began executing on its margin enhancement initiatives. Antero expects to achieve $140 million of its $300 million target by mid-2027. This includes $50 million through the optimization of its firm transportation portfolio, $60 million from the reversion of the Overriding Royalty Interest and $30 million from the expiration of the Volumetric Production Payment.

Natural Gas Firm Transportation Optimization - During the third quarter, driven by significant end-user demand, Antero entered into firm transportation optimization agreements related to approximately 400 MMcf/d of natural gas. The impact of these agreements is a $20 million annualized increase of Free Cash Flow. Antero is commencing a formal process in the fourth quarter of 2026, targeting the optimization of over 1 Bcf/d of natural gas, which is expected to result in an annualized Free Cash Flow increase of $50 million.

Overriding Royalty Interests Reversion – The Overriding Royalty Interest (“ORRI”) sold in 2020 achieved its return hurdles in the second quarter of 2026. As of July 1, 2026, 85% of the ORRI distributions have reverted to Antero. The estimated impact of the reversion on annualized Free Cash Flow is approximately $60 million.

Volumetric Production Payment - The Volumetric Production Payment (“VPP”) transaction sold in 2020 expires on August 1, 2027. At expiration, VPP volumes will revert to Antero, resulting in an increase in net production of approximately 35 MMcf/d of natural gas. The estimated impact of the reversion on annualized Free Cash Flow is approximately $30 million.

Regional Natural Gas Sales Agreements

In addition to the progress made on the $300 million margin enhancement initiatives detailed above, Antero entered into 265 MMcf/d of supply contracts that support the growing in-basin demand at the Clarington, Ohio market. These transactions highlight Antero’s ability to achieve significant incremental margin improvement driven by demand-pull sales agreements.

Share Repurchase Program

During the quarter, Antero purchased 1.6 million shares for approximately $56 million, for an average weighted price of $34.15 per share. Antero has approximately $821 million of capacity remaining under its share repurchase program. Antero expects to continue opportunistically repurchasing shares.

Fourth Quarter 2026 Guidance Update

Antero expects fourth quarter 2026 production to be approximately 4.3 Bcfe/d, reflecting an estimated 15 to 20 Bcfe of curtailments, driven by low regional pricing.

Natural gas realized price guidance for the fourth quarter is expected to be a $(0.15) - $(0.25) per Mcf differential to NYMEX, reflecting seasonally lower in-basin pricing. Cash production expense during the fourth quarter is expected to be in the range of $2.10 to $2.20 per Mcfe.

The drilling and completion capital budget is expected to be in the range of $325 to $350 million during the fourth quarter of 2026, as the company is targeting a $1.2 billion drilling and completion capital budget for 2026. This development plan is expected to result in high single digit production growth in 2027. Antero’s capital plan reflects the completion of one incremental liquids-rich pad in the 1300 BTU window and one incremental lean pad during the fourth quarter of 2026.

The table below highlights the 2027 and 2028 natural gas hedges that were added during the third quarter, supporting the completion of the lean pad during the fourth quarter of 2026.

Swaps	Volumes as of June 30, 2026 (MMBtu/d)	Volumes as of September 30, 2026 (MMBtu/d)	Volumes added during 3Q 2026 (MMBtu/d)	Weighted Average Price of Added Volumes ($/MMBtu)
January – December 2027	935,000	1,082,000	147,000	$3.54
January – December 2028	265,000	398,000	133,000	$3.49

Fourth Quarter 2026 Guidance
Net Daily Natural Gas Equivalent Production (Bcfe/d)	4.3
Natural Gas Realized Price – Expected Discount to NYMEX ($/Mcf)	($0.15) to ($0.25)
Cash Production Expense ($/Mcfe)	$2.10 to $2.20
D&C Capital Expenditures ($MM)	$325 to $350

Natural Gas Hedge Program

The following tables detail Antero’s natural gas swap and collar hedge position as of September 30, 2026. For more information on Antero’s hedge portfolio, including basis hedges, please see the presentation titled “Hedges and Guidance Presentation” on the Company’s website or Antero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Swaps	Natural Gas (MMBtu/d)	Weighted Average Index Price ($/MMBtu)
October – December 2026 NYMEX Henry Hub Swap	1,378,000	$3.91
2027 NYMEX Henry Hub Swap	1,082,000	$3.82
2028 NYMEX Henry Hub Swap	398,000	$3.48

		Weighted Average Index
Collars	Natural Gas (MMBtu/d)	Floor Price ($/MMBtu)	Ceiling Price ($/MMBtu)
October – December 2026 NYMEX Henry Hub Costless Collars	584,000	$3.27	$5.65
2027 NYMEX Henry Hub Costless Collars	81,000	$3.52	$4.63

Adjusted Free Cash Flow

During the third quarter of 2026, Adjusted Free Cash Flow was $215 million.

	Three Months Ended September 30,
	2025	2026
Net cash provided by operating activities	$310,090	575,201
Less: Capital expenditures	(202,659)	(360,447)
Less: Distributions to non-controlling interests in Martica	(16,525)	—
Plus: Transaction expense	—	552
Adjusted Free Cash Flow	$90,906	215,306
Changes in Working Capital	(21,311)	(3,115)
Adjusted Free Cash Flow before Changes in Working Capital	$69,595	212,191

Third Quarter 2026 Financial Results

Net daily natural gas equivalent production in the third quarter averaged 4.2 Bcfe/d, including 222 MBbl/d of liquids. During the third quarter, Antero had curtailments of approximately 10 Bcfe of production. Antero’s average realized natural gas price before hedges was $2.63 per Mcf. Antero’s average realized C3+ NGL price before hedges was $42.18 per barrel and its C2+ NGL price before hedges was $29.36 per barrel.

The following table details average net production and average realized prices for the three months ended September 30, 2026:

	Three Months Ended September 30, 2026
	Natural Gas (MMcf/d)	Oil (Bbl/d)	C3+ NGLs (Bbl/d)	Ethane (Bbl/d)	Combined Natural Gas Equivalent (MMcfe/d)
Average Net Production	2,904	6,924	124,109	90,576	4,234

	Three Months Ended September 30, 2026
	Natural Gas	Oil	C3+ NGLs	Ethane	Combined Natural Gas Equivalent
Average Realized Prices	($/Mcf)	($/Bbl)	($/Bbl)	($/Bbl)	($/Mcfe)
Average realized prices before settled derivatives	$2.63	70.17	42.18	11.79	3.41
Index price (1)	$2.95	85.79	44.48	10.21	2.95
Premium / (Discount) to Index price	$(0.32)	(15.62)	(2.30)	1.58	0.46

Settled commodity derivatives	$0.52	—	(0.36)	—	0.35
Average realized prices after settled derivatives	$3.15	70.17	41.82	11.79	3.76
Premium / (Discount) to Index price	$0.20	(15.62)	(2.66)	1.58	0.81

(1)	Please see Antero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, for more information on these index and average realized prices.

Cash production expense, which includes lease operating, gathering, compression, processing and transportation and production and ad valorem taxes was $2.05 per Mcfe in the third quarter, as compared to $2.44 per Mcfe during the third quarter of 2025. The decrease compared to the prior year reflects continued momentum with the integration of HG Energy and the optimization of firm transportation agreements. Net marketing expense was $0.04 per Mcfe during the third quarter of 2026, compared to $0.05 per Mcfe during the third quarter of 2025.

Operating Results

Antero placed 22 Marcellus wells to sales during the third quarter with an average lateral length of 17,600 feet. Five of these wells have been online for approximately 60 days with an average rate per well of 30 MMcfe/d. In addition, Antero had a number of notable company operating achievements, including:

•	Completed longest lateral in company history at approximately 25,000 feet
•	Achieved company record for daily production on a pad at 273 MMcf/d
•	Set drilling speed record averaging under 4 days per 10,000 feet drilled on an entire pad
•	Continued drilling and completion improvement on HG asset, accomplishing a 47% decrease on drilling days per well and a 280% increase in completion stages per day compared to the prior operator

Third Quarter 2026 Capital Investment

Antero’s drilling and completion capital expenditures for the three months ended September 30, 2026 were $324 million. In addition to capital invested in drilling and completion activities, the Company invested $35 million in land during the third quarter. Through this investment, Antero added approximately 8,000 net acres, representing 35 incremental net drilling locations at an average cost of approximately $750,00 per location.

Acquisitions – In July 2026, as previously disclosed, Antero acquired properties in its West Virginia development footprint for approximately $315 million. These acquired properties include approximately 125 MMcfe/d of net production and 3,500 of net undeveloped acres supporting 15 locations.

Conference Call

A conference call is scheduled on Thursday, October 29, 2026 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9079 (U.S.), or +1 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Thursday, November 5, 2026 at 9:00 am MT at 877-660-6853 (U.S.) or +1 201-612-7415 (International) using the conference ID: 13758946. To access the live webcast and view the related earnings conference call presentation, visit Antero's website at www.anteroresources.com. The webcast will be archived for replay until Thursday, November 5, 2026 at 9:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures

Adjusted Net Income

Adjusted Net Income as set forth in this release represents net income, adjusted for certain items. Antero believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income. The following table reconciles net income to Adjusted Net Income (in thousands):

	Three Months Ended September 30,
	2025	2026
Net income and comprehensive income attributable to Antero Resources Corporation	$76,179	367,140
Net income and comprehensive income attributable to noncontrolling interests	9,431	—
Unrealized commodity derivative gains	(40,812)	(53,006)
Amortization of deferred revenue, VPP	(6,368)	(5,924)
Loss (gain) on sale of assets	171	(1,153)
Impairment of property and equipment	12,228	1,555
Equity-based compensation	15,501	13,152
Equity in earnings of unconsolidated affiliate	(29,055)	(110,710)
Contract termination and loss contingency	12,571	12,991
Transaction expense	—	552
Tax effect of reconciling items (1)	7,813	31,352
	57,659	255,949
Martica adjustments (2)	(9,431)	—
Adjusted Net Income	$48,228	255,949

Diluted Weighted Average Common Shares Outstanding	311,034	308,626

(1)	Deferred taxes were approximately 22% for 2025 and 2026.
(2)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above

Net Debt

Net Debt is calculated as total debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles Consolidated Total Debt to Net Debt as used in this release (in thousands):

	September 30, 2025	September 30, 2026
Commercial paper	$—	451,000
Credit Facility	348,200	—
Term Loan	—	1,000,000
7.625% senior notes due 2029	365,353	—
5.375% senior notes due 2030	600,000	600,000
5.400% senior notes due 2036	—	750,000
Unamortized debt issuance costs	(6,333)	(19,188)
Total debt	$1,307,220	2,781,812
Less: Cash, cash equivalents and restricted cash	—	—
Net Debt	$1,307,220	2,781,812

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Adjusted Free Cash Flow as net cash provided by operating activities, less capital expenditures, which includes additions to unproved properties, drilling and completion costs and additions to other property and equipment, less distributions to non-controlling interests in Martica, plus transaction expenses.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Adjusted Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Adjusted Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate our ability to return capital to shareholders. There are significant limitations to using Adjusted Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted Free Cash Flow reported by different companies. Adjusted Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that we define as net income, adjusted for certain items detailed below.

Adjusted EBITDAX as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX provides no information regarding our capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDAX does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. However, our management team believes Adjusted EBITDAX is useful to an investor in evaluating our financial performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital and legal structure from our operating structure;
•	is used by our management team for various purposes, including as a measure of our operating performance, in presentations to our Board of Directors, and as a basis for strategic planning and forecasting; and
•	is used by our Board of Directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies.

The GAAP measures most directly comparable to Adjusted EBITDAX are net income and net cash provided by operating activities. The following table represents a reconciliation of Antero’s net income, including noncontrolling interest, to Adjusted EBITDAX and a reconciliation of Antero’s Adjusted EBITDAX to net cash provided by operating activities per our condensed consolidated statements of cash flows, in each case, for the three months ended September 30, 2025 and 2026 (in thousands). Adjusted EBITDAX also excludes the noncontrolling interests in Martica, and these adjustments are disclosed in the table below as Martica related adjustments.

	Three Months Ended September 30,
	2025	2026
Reconciliation of net income to Adjusted EBITDAX:
Net income and comprehensive income attributable to Antero Resources Corporation	$76,179	367,140
Net income and comprehensive income attributable to noncontrolling interests	9,431	—
Unrealized commodity derivative gains	(40,812)	(53,006)
Amortization of deferred revenue, VPP	(6,368)	(5,924)
Gain on sale of assets	171	(1,153)
Interest expense, net	18,232	38,430
Loss on early extinguishment of debt	—	—
Income tax expense	43,330	96,371
Depletion, depreciation, amortization and accretion	189,724	242,163
Impairment of property and equipment	12,228	1,555
Exploration expense	844	911
Equity-based compensation expense	15,501	13,152
Equity in earnings of unconsolidated affiliate	(29,055)	(110,710)
Dividends from unconsolidated affiliate	31,313	31,313
Contract termination, loss contingency and settlements	12,571	12,991
Transaction expense and other	314	645
	333,603	633,878
Martica related adjustments (1)	(15,363)	—
Adjusted EBITDAX	$318,240	633,878

Reconciliation of our Adjusted EBITDAX to net cash provided by operating activities:
Adjusted EBITDAX	$318,240	633,878
Martica related adjustments (1)	15,363	—
Interest expense, net	(18,232)	(38,430)
Amortization of debt issuance costs and other	90	382
Exploration expense	(844)	(911)
Changes in current assets and liabilities	8,978	(9,324)
Contract termination, loss contingency and settlements	(13,143)	(6,379)
Transaction expense and other	(362)	(4,015)
Net cash provided by operating activities	$310,090	575,201

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below (in thousands):

	Three Months Ended September 30,
	2025	2026
Drilling and completion costs (cash basis)	$166,968	311,888
Change in accrued capital costs	4,792	11,676
Adjusted drilling and completion costs (accrual basis)	$171,760	323,564

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

This release includes "forward-looking statements." Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” “goal,” or “target,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our financial and hedging strategies, future operating and hedging results, financial position, estimated revenues and losses, our ability to integrate acquired assets and achieve the intended operational, financial and strategic benefits from any such transactions, projected costs, estimated realized natural gas, NGL and oil prices, prospects, plans and objectives of management, return of capital program, expected results, impacts of geopolitical events, including the conflicts in Ukraine, Venezuela and in the Middle East, and world health events, future commodity prices, future production targets, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, expected drilling and development plans, projected well costs and cost savings initiatives, operations of Antero Midstream, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, the impact of recently enacted legislation, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incidental to our business, most of which are difficult to predict and many of which are beyond Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical events and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described or referenced under the heading “Risk Factors” in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

For more information, contact Daniel Katzenberg, Vice President - Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

ANTERO RESOURCES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

		(Unaudited)
	December 31,	September 30,
	2025	2026
Assets
Current assets:
Restricted cash	$210,000	—
Accounts receivable	33,773	25,739
Accrued revenue	473,453	427,407
Derivative instruments	68,913	293,308
Prepaid expenses	14,554	11,810
Current assets held for sale	20,269	—
Other current assets	10,818	6,846
Total current assets	831,780	765,110
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	796,705	1,134,012
Proved properties	14,049,003	17,538,866
Other property and equipment	113,020	140,178
	14,958,728	18,813,056
Less accumulated depletion, depreciation and amortization	(5,753,416)	(6,323,760)
Property and equipment, net	9,205,312	12,489,296
Operating leases right-of-use assets	2,132,509	1,875,398
Derivative instruments	12,524	11,680
Investment in unconsolidated affiliate	245,653	348,005
Assets held for sale	754,737	—
Other assets	62,892	90,002
Total assets	$13,245,407	15,579,491
Liabilities and Equity
Current liabilities:
Accounts payable	$49,514	59,169
Accounts payable, related parties	101,454	118,618
Accrued liabilities	338,847	318,441
Revenue distributions payable	384,777	445,798
Commercial paper	—	451,000
Derivative instruments	—	1,192
Short-term lease liabilities	516,256	517,276
Deferred revenue, VPP	23,502	17,869
Current liabilities held for sale	62,310	—
Other current liabilities	26,653	15,688
Total current liabilities	1,503,313	1,945,051
Long-term liabilities:
Long-term debt	1,397,976	2,330,812
Deferred income tax liability, net	907,306	1,220,991
Derivative instruments	—	20,214
Long-term lease liabilities	1,612,288	1,353,877
Deferred revenue, VPP	11,946	—
Liabilities held for sale	39,789	—
Other liabilities	57,140	67,149
Total liabilities	5,529,758	6,938,094
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 308,510 and 307,125 shares issued and outstanding as of December 31, 2025 and September 30, 2026, respectively	3,085	3,072
Additional paid-in capital	5,865,447	5,816,691
Retained earnings	1,682,295	2,821,634
Total stockholders' equity	7,550,827	8,641,397
Noncontrolling interests	164,822	—
Total equity	7,715,649	8,641,397
Total liabilities and equity	$13,245,407	15,579,491

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,
	2025	2026
Revenue and other:
Natural gas sales	$630,887	702,721
Natural gas liquids sales	470,392	579,842
Oil sales	31,351	44,698
Commodity derivative fair value gains	39,243	188,567
Marketing	34,902	40,102
Amortization of deferred revenue, VPP	6,368	5,924
Other revenue and income	851	983
Total revenue	1,213,994	1,562,837
Operating expenses:
Lease operating	32,415	44,121
Gathering, compression, processing and transportation	711,003	726,019
Production and ad valorem taxes	28,884	30,920
Marketing	51,068	55,708
Exploration	844	911
General and administrative (including equity-based compensation expense of $15,501 and $13,152 in 2025 and 2026, respectively)	56,944	57,795
Depletion, depreciation and amortization	188,778	241,167
Impairment of property and equipment	12,228	1,555
Accretion of asset retirement obligations	946	996
Contract termination, loss contingency and settlements	12,571	12,991
Loss (gain) on sale of assets	171	(1,153)
Other operating expense	25	24
Total operating expenses	1,095,877	1,171,054
Operating income	118,117	391,783
Other income (expense):
Interest expense, net	(18,232)	(38,430)
Equity in earnings of unconsolidated affiliate	29,055	110,710
Transaction expense	—	(552)
Total other income	10,823	71,728
Income before income taxes	128,940	463,511
Income tax expense	(43,330)	(96,371)
Net income and comprehensive income including noncontrolling interests	85,610	367,140
Less: net income and comprehensive income attributable to noncontrolling interests	9,431	—
Net income and comprehensive income attributable to Antero Resources Corporation	$76,179	367,140

Net income per common share—basic	$0.25	1.19
Net income per common share—diluted	$0.24	1.19

Weighted average number of common shares outstanding:
Basic	308,763	307,408
Diluted	311,034	308,626

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2026
Cash flows provided by (used in) operating activities:
Net income including noncontrolling interests	$471,649	1,201,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	565,546	677,702
Impairment of property and equipment	24,143	6,958
Commodity derivative fair value gains	(20,981)	(384,223)
Gains (losses) on settled commodity derivatives	(18,940)	104,647
Deferred income tax expense	145,757	313,685
Equity-based compensation expense	46,501	38,151
Equity in earnings of unconsolidated affiliate	(88,279)	(170,207)
Dividends of earnings from unconsolidated affiliate	93,941	93,941
Amortization of deferred revenue	(18,896)	(17,579)
Amortization of debt issuance costs and other	913	1,335
Settlement of asset retirement obligations	(71)	(119)
Contract termination, loss contingency and settlements	11,429	8,765
Loss (gain) on sale of assets	142	(61,719)
Loss on early extinguishment of debt	3,628	6,742
Changes in current assets and liabilities:
Accounts receivable	(2,735)	7,164
Accrued revenue	96,738	61,299
Prepaid expenses and other current assets	2,122	23,366
Accounts payable including related parties	(2,679)	912
Accrued liabilities	(94,535)	(72,419)
Revenue distributions payable	45,323	43,902
Other current liabilities	(529)	(10,965)
Net cash provided by operating activities	1,260,187	1,873,108
Cash flows provided by (used in) investing activities:
Additions to unproved properties	(89,954)	(79,283)
Drilling and completion costs	(523,302)	(804,260)
Additions to other property and equipment	(3,957)	(23,721)
Acquisition of HG Production	—	(2,803,195)
Acquisitions of oil and gas properties	(241,162)	(321,792)
Proceeds from asset sales	15,956	755,142
Change in other assets	(11,770)	(31,463)
Net cash used in investing activities	(854,189)	(3,308,572)
Cash flows provided by (used in) financing activities:
Issuances and borrowings of debt	3,641,800	10,923,493
Repayments of debt	(3,828,533)	(9,531,090)
Repurchases of common stock	(136,321)	(93,589)
Payment of debt issuance costs	(1,078)	(12,291)
Distributions to noncontrolling interests in Martica Holdings LLC	(54,006)	(24,996)
Employee tax withholding for settlement of equity-based compensation awards	(26,749)	(35,005)
Other	(1,111)	(1,058)
Net cash provided by (used in) financing activities	(405,998)	1,225,464
Net decrease in cash, cash equivalents and restricted cash	—	(210,000)
Cash, cash equivalents and restricted cash, beginning of period	—	210,000
Cash, cash equivalents and restricted cash, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$80,909	128,279
Increase (decrease) in accounts payable, accrued liabilities and other current liabilities for additions to property and equipment	$(17,248)	46,921
Increase in other current liabilities for acquisitions of oil and gas properties	$15,951	—
In-kind liquidating distribution to noncontrolling interests	$—	160,583

The following table sets forth selected financial data for the three months ended September 30, 2025 and 2026 (in thousands):

	(Unaudited)
	Three Months Ended		Amount of
	September 30,		Increase	Percent
	2025	2026	(Decrease)	Change
Revenue:
Natural gas sales	$630,887	702,721	71,834	11%
Natural gas liquids sales	470,392	579,842	109,450	23%
Oil sales	31,351	44,698	13,347	43%
Commodity derivative fair value gains	39,243	188,567	149,324	381%
Marketing	34,902	40,102	5,200	15%
Amortization of deferred revenue, VPP	6,368	5,924	(444)	(7)%
Other revenue and income	851	983	132	16%
Total revenue	1,213,994	1,562,837	348,843	29%
Operating expenses:
Lease operating	32,415	44,121	11,706	36%
Gathering and compression	231,413	270,055	38,642	17%
Processing	289,035	310,030	20,995	7%
Transportation	190,555	145,934	(44,621)	(23)%
Production and ad valorem taxes	28,884	30,920	2,036	7%
Marketing	51,068	55,708	4,640	9%
Exploration	844	911	67	8%
General and administrative (excluding equity-based compensation)	41,443	44,643	3,200	8%
Equity-based compensation	15,501	13,152	(2,349)	(15)%
Depletion, depreciation and amortization	188,778	241,167	52,389	28%
Impairment of property and equipment	12,228	1,555	(10,673)	(87)%
Accretion of asset retirement obligations	946	996	50	5%
Contract termination and loss contingency	12,571	12,991	420	3%
Loss (gain) on sale of assets	171	(1,153)	(1,324)	*
Other operating expense	25	24	(1)	(4)%
Total operating expenses	1,095,877	1,171,054	75,177	7%
Operating income	118,117	391,783	273,666	232%
Other earnings (expenses):
Interest expense, net	(18,232)	(38,430)	(20,198)	111%
Equity in earnings of unconsolidated affiliate	29,055	110,710	81,655	281%
Transaction expenses	—	(552)	(552)	*
Total other income	10,823	71,728	60,905	563%
Income before income taxes	128,940	463,511	334,571	259%
Income tax expense	(43,330)	(96,371)	(53,041)	122%
Net income and comprehensive income including noncontrolling interests	85,610	367,140	281,530	329%
Less: net income and comprehensive income attributable to noncontrolling interests	9,431	—	(9,431)	*
Net income and comprehensive income attributable to Antero Resources Corporation	$76,179	367,140	290,961	382%

Adjusted EBITDAX	$318,240	633,878	315,638	99%

* Not meaningful

The following table sets forth selected operating data for the three months ended September 30, 2025 and 2026:

	Three Months Ended		Amount of
	September 30,		Increase	Percent
	2025	2026	(Decrease)	Change
Production data (1) (2):
Natural gas (Bcf)	202	267	65	32%
C2 Ethane (MBbl)	7,808	8,333	525	7%
C3+ NGLs (MBbl)	10,495	11,418	923	9%
Oil (MBbl)	619	637	18	3%
Combined (Bcfe)	315	390	75	24%
Daily combined production (MMcfe/d)	3,429	4,234	805	23%
Average prices before effects of derivative settlements (3):
Natural gas (per Mcf)	$3.12	2.63	(0.49)	(16)%
C2 Ethane (per Bbl) (4)	$11.05	11.79	0.74	7%
C3+ NGLs (per Bbl)	$36.60	42.18	5.58	15%
Oil (per Bbl)	$50.65	70.17	19.52	39%
Weighted Average Combined (per Mcfe)	$3.59	3.41	(0.18)	(5)%
Average realized prices after effects of derivative settlements (3):
Natural gas (per Mcf)	$3.12	3.15	0.03	1%
C2 Ethane (per Bbl) (4)	$11.05	11.79	0.74	7%
C3+ NGLs (per Bbl)	$36.60	41.82	5.22	14%
Oil (per Bbl)	$50.65	70.17	19.52	39%
Weighted Average Combined (per Mcfe)	$3.59	3.76	0.17	5%
Average costs (per Mcfe):
Lease operating	$0.10	0.11	0.01	10%
Gathering and compression	$0.73	0.69	(0.04)	(5)%
Processing	$0.92	0.80	(0.12)	(13)%
Transportation	$0.60	0.37	(0.23)	(38)%
Production and ad valorem taxes	$0.09	0.08	(0.01)	(11)%
Marketing expense, net	$0.05	0.04	(0.01)	(20)%
General and administrative (excluding equity-based compensation)	$0.13	0.11	(0.02)	(15)%
Depletion, depreciation, amortization and accretion	$0.60	0.62	0.02	3%

(1)	Production data excludes volumes related to VPP transaction.
(2)	Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and may not reflect their relative economic value.
(3)	Average prices reflect the before and after effects of our settled commodity derivatives. Our calculation of such after effects includes gains (losses) on settlements of commodity derivatives, which do not qualify for hedge accounting because we do not designate or document them as hedges for accounting purposes.
(4)	The average realized price for the three months ended September 30, 2025 includes less than $1 million of proceeds related to a take-or-pay contract. Excluding the effect of these proceeds, the average realized price for ethane before and after the effects of derivatives for the three months ended September 30, 2025 would have been $11.02 per Bbl.